Exhibit 99.1

                    STILLWATER MINE EMPLOYEE FATALLY INJURED

     BILLINGS, Mont., April 29 /PRNewswire-FirstCall/ -- STILLWATER MINING COMPANY (NYSE: SWC) reported that late yesterday evening, April 28, 2005, a fatal accident occurred at the company's Stillwater Mine. Cody Mathewson, 52, an underground electrician employed at Stillwater since February 25, 2002, was fatally injured while working on ventilation air doors in the off-shaft area of the mine. The accident is under investigation and MSHA officials are on site. His family has been notified.

     Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and Russia. Information on Stillwater Mining can be found at its Web site: www.stillwatermining.com.

SOURCE  Stillwater Mining Company
     -0-                             04/29/2005
     /CONTACT: John R. Stark, +1-406-373-8712, for Stillwater Mining Company/ /Web site: http://www.stillwatermining.com